SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SYBRON CHEMICALS INC

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/28/98              700            28.4250
          GAMCO INVESTORS, INC.
                                 7/28/98           55,800            28.8516
                                 7/28/98           24,200            28.8516
                                 7/14/98            1,500            29.8750
                                 7/14/98            3,000            29.7500
                                 7/14/98           16,200            29.7500
                                 7/13/98            1,500            29.8750

























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.